CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Atlas Corp.
We consent to the incorporation by reference in the Registration Statements (Nos. 333-257967, 333-254536, 333-238178, 333-230524, 333-229312, 333-227597, 333-224288, 333-220176, 333-200639, 333-195571, and 333-180895) on Form F-3, the Registration Statements (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and the Registration Statements (Nos. 333-173207, 333-189493, 333-200640, 333-212230, 333-222216, 333-239578 and 333-263872) on Form S-8 of Atlas Corp. of our report dated March 17, 2023 on the consolidated financial statements of Seaspan Corporation (the “Entity”), which comprise the consolidated balance sheets of Seaspan Corporation as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 6-K of Atlas Corp. dated March 17, 2023.
/s/ KPMG LLP

Chartered Professional Accountants

March 17, 2023
Vancouver, Canada